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                                                                      EXHIBIT 12
                                                                      ----------

                       THE LIMITED, INC. AND SUBSIDIARIES

                       RATIO OF EARNINGS TO FIXED CHARGES

                        (Thousands except ratio amounts)

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

                                                                                Twenty-six Weeks Ended
                                                                           --------------------------------

                                                                              August 2,         August 3,
                                                                                 1997             1996
                                                                           ---------------   --------------
Adjusted Earnings
-----------------

Income before income taxes                                                        $97,447         $111,302

Portion of minimum rent ($373,745 in 1997 and $360,223 in 1996)
     representative of interest                                                   124,582          120,074

Interest on indebtedness                                                           32,819           35,281

Minority Interest                                                                  16,279           12,449
                                                                           ---------------   --------------

     Total earnings as adjusted                                                  $271,127         $279,106
                                                                           ===============   ==============

Fixed Charges
-------------

Portion of minimum rent representative of interest                               $124,582         $120,074

Interest on indebtedness                                                           32,819           35,281
                                                                           ---------------   --------------

     Total fixed charges                                                         $157,401         $155,355
                                                                           ===============   ==============

Ratio of earnings to fixed charges                                                  1.72x            1.80x
                                                                           ===============   ==============
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